Schedule A

to the

Sub-Advisory Agreement

by and between

Roundhill Financial, Inc.

And

Exchange Traded Concepts LLC

As of August 21, 2026

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser’s services rendered, a fee, calculated daily and paid monthly, at an annual rate based on the accumulative average daily net assets of each fund (whether that fund is a series of Roundhill ETF Trust or another trust) that ETC sub-advises and Roundhill is the investment adviser (or the Fund Sponsor), and subject to a minimum annual fee as follows:

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill GLP-1 & Weight Loss ETF
Roundhill S&P 500 No Dividend Target ETF
Roundhill Humanoid Robotics ETF
Roundhill Top WeeklyPay™ ETF
Roundhill Memory ETF
Roundhill HALO ETF
Roundhill Meme Stock ETF
Roundhill Robotaxi, Autonomous Vehicles & Technology ETF
Roundhill Space & Technology ETF
Roundhill S&P 500® Target 10,000 2030 ETF
Roundhill Innovation-100 Target 50,000 2030 ETF
Roundhill Dow Target 75,000 2030 ETF
Current Series of Other Trusts Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Video Games ETF
Roundhill Cannabis ETF
Roundhill Sports Betting & iGaming ETF
Roundhill Ball Metaverse ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Bitcoin Covered Call Strategy ETF
Roundhill Daily 2X Long Magnificent Seven ETF
Roundhill Ether Covered Call Strategy ETF
Roundhill Magnificent Seven Covered Call ETF

Roundhill S&P 500 Target 10 Managed Distribution ETF
Roundhill S&P 500 Target 20 Managed Distribution ETF
Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill China Magnificent Seven ETF
Roundhill Weekly T-Bill ETF
Roundhill Uranium ETF
Roundhill Ultra Short Duration No Dividend Target ETF
Roundhill AAPL WeeklyPay™ ETF
Roundhill AMD WeeklyPay™ ETF
Roundhill AMZN WeeklyPay™ ETF
Roundhill COIN WeeklyPay™ ETF
Roundhill GOOGL WeeklyPay™ ETF
Roundhill META WeeklyPay™ ETF
Roundhill MSFT WeeklyPay™ ETF
Roundhill PLTR WeeklyPay™ ETF
Roundhill NVDA WeeklyPay™ ETF
Roundhill TSLA WeeklyPay™ ETF
Roundhill Magnificent Seven Covered Call ETF
Roundhill ABNB WeeklyPay™ ETF
Roundhill ARM WeeklyPay™ ETF
Roundhill AVGO WeeklyPay™ ETF
Roundhill BABA WeeklyPay™ ETF
Roundhill BRKB WeeklyPay™ ETF
Roundhill COST WeeklyPay™ ETF
Roundhill CRWD WeeklyPay™ ETF
Roundhill DKNG WeeklyPay™ ETF
Roundhill HOOD WeeklyPay™ ETF
Roundhill MSTR WeeklyPay™ ETF
Roundhill NFLX WeeklyPay™ ETF
Roundhill RDDT WeeklyPay™ ETF
Roundhill SHOP WeeklyPay™ ETF
Roundhill SPOT WeeklyPay™ ETF
Roundhill UBER WeeklyPay™ ETF
Roundhill Inverse Dow 30 WeeklyPay™ ETF
Roundhill Inverse Russell 2000 WeeklyPay™ ETF
Roundhill Inverse Innovation-100 WeeklyPay™ ETF
Roundhill Inverse S&P 500® WeeklyPay™ ETF
Roundhill Investment Grade Bond WeeklyPay™ ETF
Roundhill Bitcoin WeeklyPay™ ETF
Roundhill Dow 30 WeeklyPay™ ETF
Roundhill Russell 2000 WeeklyPay™ ETF
Roundhill Emerging Markets WeeklyPay™ ETF
Roundhill Innovation-100 WeeklyPay™ ETF
Roundhill Developed Markets WeeklyPay™ ETF
Roundhill Semiconductor WeeklyPay™ ETF
Roundhill Ether WeeklyPay™ ETF

Roundhill S&P 500® WeeklyPay™ ETF
Roundhill Gold WeeklyPay™ ETF
Roundhill Treasury Bond WeeklyPay™ ETF
Roundhill High Yield Bond WeeklyPay™ ETF
Roundhill Gold Miners WeeklyPay™ ETF
Roundhill Meme Stock Covered Call ETF
Roundhill Daily 2X Long Meme Stock ETF
Roundhill APP WeeklyPay™ ETF
Roundhill ORCL WeeklyPay™ ETF
Roundhill UNH WeeklyPay™ ETF
Roundhill WMT WeeklyPay™ ETF
Roundhill Photonics & Optics ETF
Roundhill Quantum Computing ETF
Roundhill Neocloud ETF
Roundhill Power Semiconductor ETF
Current Series of Other Trusts Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Magnificent Seven ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill S&P 500 0DTE Covered Call Strategy ETF
Roundhill Innovation-100 0DTE Covered Call Strategy ETF
Roundhill Russell 2000 0DTE Covered Call Strategy ETF